UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2020

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001‑34096	11‑2934195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537‑1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BDGE	NASDAQ STOCK MARKET, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Shareholders was held on June 2, 2020.
(b)

The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Bridge Bancorp, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2020.  The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

The shareholders elected four directors to Bridge Bancorp, Inc.’s Board of Directors, each for a term of three years, as follows:

	For	Withheld	Broker Non-Votes
Charles I. Massoud	11,765,126	1,245,984	3,983,646
Raymond A. Nielsen	12,179,247	831,863	3,983,646
Kevin M. O’Connor	12,524,138	486,972	3,983,646
Thomas J. Tobin	12,173,410	837,700	3,983,646

Proposal 2 – Advisory, non-binding vote to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement, as follows:

For	11,737,785
Against	947,179
Abstain	326,146
Broker non-votes	3,983,646

Proposal 3 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The shareholders approved the ratification of Crowe LLP as Bridge Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2020, as follows:

For	16,795,333
Against	143,616
Abstain	55,807
Broker non-votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRIDGE BANCORP, INC.

DATE: June 2, 2020	By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer